                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 30, 2004


                         WHEELING-PITTSBURGH CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                              000-50300                            55-0309927
----------------------------                --------------                     -------------------
(State or other jurisdiction                  (Commission                         (IRS Employer
    of incorporation)                         File Number)                      Identification No.)


             1134 Market Street, Wheeling, WV                   26003
-----------------------------------------------------   ----------------------
         (Address of principal executive offices)            (Zip code)


       Registrant's telephone number, including area code: (304) 234-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Section 1 - Registrant's Business and Operations

         Item 1.01 Entry into a Material Definitive Agreement

          The Company and WPSC entered into the Second Amendment, effective as of December 30, 2004 (the "Second Term Loan Amendment"), to the Term Loan Agreement, dated as of July 31, 2003 (as amended), with the Royal Bank of Canada, as administrative agent, the lenders party thereto, the Emergency Steel Loan Guarantee Board and the West Virginia Housing Development Fund. The Second Term Loan Amendment amends the capital expenditures negative covenant and provides that WPSC and the Company may spend up to an additional $7 million relating to the construction of WPSC's electric arc furnace.

          In addition, the Company and WPSC entered into the Second Amendment, effective as of December 30, 2004 (the "Second Revolving Loan Amendment"), to the Revolving Loan Agreement, dated as of July 31, 2003 (as amended), with Royal Bank of Canada, as administrative agent, and the lenders party thereto. The Second Revolving Loan Amendment amends the capital expenditures negative covenant and provides that WPSC and the Company may spend up to an additional $7 million relating to the construction of WPSC's electric arc furnace.



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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             WHEELING-PITTSBURGH CORPORATION


                             By:   /s/ Paul J. Mooney
                                  --------------------------------------------
                                   Paul J. Mooney

                                   Executive Vice President and
                                   Chief Financial Officer

                                   (Principal Financial and Accounting Officer)


Dated:  December 30, 2004


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